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                                                                 Exhibit (10)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-119364 and the inclusion in the Statement of Additional Information of Merrill Lynch Life Variable Annuity Separate Account D on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated March 1, 2004 (May 4, 2004 as to the effects of the accounting change for stock-based compensation described in Note 2 to the financial statements) (which express an unqualified opinion and which report on the financial statements includes an explanatory paragraph for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, and for retroactively restating its 2003 and 2002 financial statements) and (ii) Merrill Lynch Life Variable Annuity Separate Account D dated March 5, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


/S/ DELOITTE & TOUCHE, LLP


New York, New York
January 25, 2005